Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference into Registration Statements, File Nos. 333-38722, 333-39822 and 333-42356 of Green Mountain Power Corporation on Form S-8 of our report dated June 10, 2005 appearing in this Annual Report on Form 11-K of the Green Mountain Power Corporation Employee Savings and Investment Plan and Trust for the year ended December 31, 2004.

McSOLEY & McCOY
South Burlington, Vermont
VT Reg. No. 92-349
June 10, 2005